EX-99.906CERT

CERTIFICATION

Ramesh C. Jhaveri, Chief Executive Officer, and Saumil R. Jhaveri, Chief Financial Officer of The Jhaveri Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2004 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer

Chief Financial Officer

The Jhaveri Trust

The Jhaveri Trust

/s/Ramesh C. Jhaveri

/s/Saumil R. Jhaveri

Ramesh C. Jhaveri

Saumil R. Jhaveri

Date: June 10, 2004

Date: June 10, 2004

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The Jhaveri Trust and will be retained by The Jhaveri Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.